FIRST AMENDMENT TO THE AGREEMENT AND
PLAN OF MERGER

This First Amendment the Agreement and Plan of Merger (the “Amendment”) is entered into as of October 4, 2006 to be effective as of August 23, 2006, by and among Solar Power, Inc., a California corporation (“SPI”) , Welund Fund, Inc., a Nevada corporation (the “Company”) and Welund Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”). SPI, Company and Merger Sub also collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, SPI, the Company and the Merger Sub are parties to that certain Agreement and Plan of Merger dated August 23, 2006 (the “Merger Agreement”).

WHEREAS, SPI, the Company and the Merger Sub desire to amend the Merger Agreement to extend the final date to November 30, 2006, or as otherwise extended by mutual consent thereafter.

WHEREAS, the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Final Date. The last sentence of Section 10.1 of the Merger Agreement is hereby amended as follows:

“As used herein, the “Final Date” shall be November 30, 2006 or as otherwise extended by mutual consent.”

2.   Effect of Amendment. Except as expressly modified by the provisions hereof, the Merger Agreement is in all respects ratified and confirmed, and shall continue in full force and effect in accordance with its terms. To the extent that there are any inconsistencies between this Amendment and the Merger Agreement, the terms and provisions of this Amendment shall prevail.

3.   Entire Agreement. The Merger Agreement and this Amendment, taken as a whole, shall supersede any and all agreements, either oral or written, between the Parties with respect to its subject matter.

4.   Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile) each of which when so executed will be deemed an original and all of which, when taken together, will constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SOLAR POWER, INC., a California corporation

By: /s/ Stephen C. Kircher

Name: Stephen C. Kircher

Title:Chairman and Chief Executive Officer

WELUND FUND, INC., a Nevada corporation

By: /s/ Terrell W. Smith
Name: Terrell W. Smith
Title: Vice President

WELUND ACQUISITION CORP., a Nevada corporation

By: /s/ Terrell W. Smith
Name: Terrell W. Smith
Title: President